UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to14a-12

Enterprise Bancorp, Inc.

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ENTERPRISE BANCORP, INC.

222 MERRIMACK STREET
LOWELL, MASSACHUSETTS 01852
TELEPHONE: (978) 459-9000

March 31, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Enterprise Bancorp, Inc. (the “Company”), the parent holding company of Enterprise Bank and Trust Company, to be held on Tuesday, May 6, 2014, at 4:00 p.m. local time, at the Vesper Country Club, 185 Pawtucket Boulevard, Tyngsborough, MA.

The Annual Meeting has been called for the following purposes:

1.	To elect six Directors of the Company, each for a three-year term;

2.	To vote on the ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	To conduct an advisory vote on the Company’s executive compensation as required under Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Say on Pay Proposal”); and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
The accompanying Proxy Statement of the Company provides information concerning the matters to be voted on at the Annual Meeting. Also enclosed is the Company’s 2013 Annual Report to Stockholders, which contains additional information and results for the year ended December 31, 2013, including the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission filed on March 14, 2014.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to either (1) deliver your proxy electronically by following the instructions included with your proxy card, OR (2) deliver your proxy by phone by following the instructions included with your proxy card OR, (3) deliver your proxy by mail by completing, dating, signing and returning your proxy card in the enclosed postage paid envelope.

Thank you in advance for returning your proxy. We appreciate your continuing support of the Company.

Sincerely,

George L. Duncan
Chairman of the Board

ENTERPRISE BANCORP, INC.
222 MERRIMACK STREET
LOWELL, MASSACHUSETTS 01852
TELEPHONE: (978) 459-9000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The Annual Stockholders' Meeting of Enterprise Bancorp, Inc. will be held at the
VESPER COUNTRY CLUB
185 Pawtucket Boulevard
Tyngsborough, MA 01879
on Tuesday, May 6, 2014 at 4:00 p.m.
The Annual Meeting is being held for the following purposes:

1.
To vote on the reelection of John R. Clementi, Carole A. Cowan, Normand E. Deschene, John A. Koutsos, Arnold S. Lerner and Richard W. Main to serve as Directors of the Company for a three-year term (Proposal One);

2.	To vote on the ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal Two);

3.	To vote on the approval of the Company’s executive compensation as required under Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Say on Pay Proposal”) (Proposal Three); and

4.	To transact any other business which may properly come before the meeting or any adjournments or postponements thereof.

You may vote at the Annual Meeting if you were a stockholder of record at the close of business on March 3, 2014.
In the event there are not sufficient votes to approve any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors
Michael A. Spinelli
Secretary
222 Merrimack Street
Lowell, Massachusetts 01852
March 31, 2014
EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE (1) DELIVER YOUR PROXY ELECTRONICALLY BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD, OR (2) DELIVER YOUR PROXY BY PHONE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD, OR (3) COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

PROXY STATEMENT

ENTERPRISE BANCORP, INC.
222 MERRIMACK STREET
LOWELL, MASSACHUSETTS 01852
Telephone: (978) 459-9000
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, May 6, 2014
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL STOCKHOLDERS' MEETING TO BE HELD ON TUESDAY, MAY 6, 2014
The Proxy Statement and Annual Report are available to stockholders at www.edocumentview.com/ebtc.
You may obtain directions to the Vesper Country Club in Tyngsborough, where our annual meeting will be held this year, by going to the following web site: https://vespercc.com/
GENERAL INFORMATION
Introduction
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Enterprise Bancorp, Inc. (the “Company”), the parent holding company of Enterprise Bank and Trust Company (the “Bank”), for the 2014 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held on Tuesday, May 6, 2014, at 4:00 p.m. local time, at the Vesper Country Club, 185 Pawtucket Boulevard, Tyngsborough, MA 01879 and at any adjournments or postponements thereof. This Proxy Statement, the accompanying Notice of Annual Meeting and the accompanying proxy card are first being mailed to stockholders on or about March 31, 2014.
The Annual Meeting has been called for the following purposes: (1) to elect six Directors of the Company, each to serve for a three-year term; (2) to vote on the ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; (3) to conduct an advisory vote on the Company's executive compensation as required under Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Say on Pay Proposal”); and (4) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
The Company is a Massachusetts corporation and a registered bank holding company. All of the Company’s material business activities are conducted through the Bank.

Record Date
The Board of Directors has fixed the close of business on March 3, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof (the “Record Date”). Only holders of record of the Company’s common stock (the “Common Stock”) at the close of business on the Record Date will be entitled to vote. At the close of business on the Record Date, there were 10,036,489 shares of the Common Stock issued and outstanding. The holders of shares of the Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted to the Annual Meeting or any adjournments or postponements thereof.
Proxies
You may vote at the Annual Meeting in person or by proxy. Proxies may be delivered electronically via the Internet, by telephone, or in writing by mail. If you intend to deliver a proxy electronically or by phone, you may do so by following the instructions included with your proxy card. If you hold your shares in “street name,” such as in a stock brokerage account or through a bank or other nominee, you need to check your proxy card or contact your broker or nominee to determine whether electronic or telephonic proxy delivery is available to you. If you intend to deliver a proxy by mail, we request that you complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope, which requires no postage if mailed in the United States.
If you are delivering a proxy electronically or by telephone and you properly follow the instructions included with your proxy card for doing so by no later than the deadline indicated in such instructions or if you are delivering a proxy by mail and you return the enclosed proxy card properly executed to the Company in time to be voted at the Annual Meeting, then the shares represented by your proxy, regardless of the method of delivery, will be voted in accordance with your voting instructions, unless you subsequently revoke your proxy as further explained below.
If you properly deliver your proxy, without including any instructions as to how your proxy should be voted, then your proxy will be voted as follows: (1) FOR the election of John R. Clementi, Carole A. Cowan, Normand E. Deschene, John A. Koutsos, Arnold S. Lerner and Richard W. Main, as the six nominees of the Board of Directors, as Directors of the Company; (2) FOR the ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; (3) FOR the Say on Pay Proposal; and (4) in such manner as management’s proxy-holders shall decide on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.
The presence of a stockholder at the Annual Meeting will not automatically revoke a stockholder’s proxy. A stockholder may, however, revoke a proxy at any time before the Annual Meeting is called to order by filing with the Secretary of the Company a written notice of revocation, or by delivering to the Company a duly executed proxy bearing a later date, or by properly delivering a proxy electronically or by telephone at a later date. All written notices of revocation and other written communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Michael A. Spinelli, Secretary.
It is not anticipated that any matters other than those set forth in Proposals One, Two and Three set forth in this accompanying notice and described in this Proxy Statement will be brought before the Annual Meeting. Please see the additional information under the heading “Stockholder Proposals” at pages 39-40 of this Proxy Statement for a description of the requirements that must be satisfied in order for any Director nomination or other stockholder proposal, which is not otherwise included in this Proxy Statement, to be presented by any stockholder at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in their discretion in accordance with their best judgment.

In addition to use of the mails, proxies may be solicited personally or by telephone, fax or e-mail by officers, Directors and employees of the Company, none of whom will be specially compensated for such solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out‑of‑pocket expenses incurred in that connection. The cost of soliciting proxies will be borne by the Company.
Quorum; Vote Required
The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting for the transaction of business. Abstentions and “broker non-votes” (as defined below) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.
The number of affirmative votes required for approval of the matters to be considered at the Annual Meeting is as follows:
Proposal One - Election of Class of Directors

•
Each Director is required to be elected by a majority of the votes cast by stockholders present, in person or by proxy, at the Annual Meeting. At the Annual Meeting, the maximum number of Directors to be elected is six.

•	Proposal Two - Ratification of Appointment of Independent Registered Public Accounting Firm
The ratification, on a non-binding, advisory basis, of the appointment of KPMG LLP as our independent registered public accounting firm for 2014 requires a majority of the votes cast by stockholders present, in person or by proxy, at the Annual Meeting.

Proposal Three - Approval of the Say on Pay Proposal

•	A majority of the votes cast by shareholders present, in person or by proxy, at the Annual Meeting is required for the approval on a non-binding, advisory basis of the Say on Pay Proposal.

In voting for the election of Directors, you may vote “FOR” all nominees or “WITHHOLD” your vote from all nominees or from only certain specified nominees. Withholding a vote from all or some of the nominees is effectively a vote against such nominee(s), but will not prevent the election of such nominee(s) so long as such nominee(s) receive a majority of the votes cast at the Annual Meeting.
In voting for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2014, you may vote “FOR” or “AGAINST” such ratification or you may “ABSTAIN” from voting on the matter. Under Massachusetts law, an abstention is not considered a vote cast at a meeting and, consequently, abstentions will have no effect on the voting for this proposal.
In voting for the Say on Pay Proposal, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on the matter. Under Massachusetts law, an abstention is not considered a vote cast at a meeting and, consequently, abstentions will have no effect on the voting for this proposal.

With respect to the matters to be considered at the Annual Meeting, broker non-votes will be disregarded for purposes of determining whether a proposal has been approved, other than with respect to the second proposal.

Under existing stock exchange rules, banks, brokers, or other nominees may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received voting instructions from their clients. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from a customer and does not vote the customer’s shares either because the matter is not considered routine or because the bank, broker or other nominee does not exercise its prerogative to vote even if the matter is considered routine.
The first and third proposals to be brought before the Annual Meeting this year, namely the election of Directors and the Say on Pay Proposal are not considered “routine” matters, which means that if your shares are held in street name, your bank, broker, or other nominee may not vote your shares on these matters unless you provide timely instructions for such voting. The second proposal to be brought before the Annual Meeting this year, namely the ratification of the appointment of the independent registered public accounting firm, is considered a “routine” matter, which means that if your shares are held in street name your bank, broker, or other nominee may vote your shares on this matter in its sole discretion if you do not provide timely instructions for voting your shares.
The Directors and executive officers of the Company have indicated that they intend to vote all shares of the Common Stock that they are entitled to vote in favor of each of Proposals One, Two and Three presented herein. On the Record Date, the Directors and executive officers of the Company in the aggregate had the right to vote 2,620,833 shares of the Common Stock representing approximately 26.11% of the outstanding shares of the Common Stock as of such date.

PROPOSAL ONE

ELECTION OF CLASS OF DIRECTORS

The Company’s Amended and Restated By-Laws (the "By-Laws") provide that the number of Directors shall be set by a majority vote of the entire Board of Directors. Currently, the number of Directors for the Company has been set at 18. Under the Company’s Restated Articles of Organization and By-Laws, this number is divided into three classes, as nearly equal in number as possible, with the Directors in each class serving a term of three years and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. As the term of one class expires, a successor class is elected at the annual meeting of stockholders for that year.
At the Annual Meeting, there are six Directors to be elected to serve until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. The Board of Directors has nominated, upon the recommendation of the Board’s Corporate Governance/Nominating Committee, each of John R. Clementi, Carole A. Cowan, Normand E. Deschene, John A. Koutsos, Arnold S. Lerner and Richard W. Main, for election as a Director for a three-year term.
Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as a Director of each of the nominees named above. The Board of Directors believes that all of the nominees will stand for election and will serve as a Director if elected. However, if any person nominated by the Board of Directors fails to stand for election or is unable or refuses to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Information Regarding Nominees
The following table sets forth certain information for each of the six nominees for election as Directors at the Annual Meeting. Each individual has been engaged in his or her principal occupation for at least five years, except as otherwise indicated.
Nominees
(Term to expire in 2017)

Name, Age, Qualifications and Principal Occupation	Director Since (1)
John R. Clementi (64)
Chief Executive Officer, Longview Development, LLC, a real estate holding, development and management company; prior to October 2010, President of Plastican, Inc., a privately held manufacturer of plastic pails and covers.
Qualifications: Mr. Clementi's prior experience as president and owner of a privately owned company employing approximately 400 individuals and operating within the Company's market area, together with his prior training as an attorney, his familiarity with wealth management principles, his knowledge of the medical and manufacturing industries and his leadership positions held at various community non-profit organizations, enable Mr. Clementi to contribute extensively in multiple aspects of the Board's oversight and planning functions.
1998

Carole A. Cowan (71) President, Middlesex Community College, the largest community college in Massachusetts.	1999
Qualifications: Dr. Cowan's position as President of a local community college employing over 1,000 individuals, her knowledge of the local markets and her administrative experience, particularly in planning for and responding to rapid changes in personnel and technology, add value to the Board's decision making process in many key operational areas.

Normand E. Deschene (59)
President and Chief Executive Officer, Circle Health and Chief Executive Officer, Lowell General Hospital, an independent, not-for-profit hospital serving the greater Lowell area in Massachusetts; prior to June 2013, President and Chief Executive Officer, Lowell General Hospital; from July 2011-June 2012, Chair, Massachusetts Hospital Association.

Qualifications: Mr. Deschene's thirty years of management experience at Lowell General Hospital provides him with a depth of skills relating to operations, business development, marketing, personnel and strategic planning. These skills, along with his deep local and regional community and industry involvement, facilitate Board discussions and the Board's decision-making process.
2011

John A. Koutsos (53)
President, Alec's Shoe Store, Inc., a privately held retail store since 1988. From October 2007 to December 2012, Director of the Nashua Bank, a local community bank.

Qualifications:  Mr. Koutsos’ experience as a retail business owner brings additional insight and personal perspective in the commercial banking field, and his experience as a past bank director provides relevant experience and knowledge relating to banking strategies, regulatory requirements, asset management, lending practices and sound banking practices.  Additionally, his commitment to superior customer service, his deep involvement in community and civic organizations, and his familiarity with the Southern New Hampshire market complement and expand the Board’s marketing, sales, business development, operations, and strategic planning functions.
2013

Name, Age, Qualifications and Principal Occupation	Director Since (1)

Arnold S. Lerner (84)
Retired radio station owner; Vice Chairman and Lead Director of the Company and the Bank; prior to January 2010, member of the Board of Directors, Courier Corporation, a publicly held company specializing in the publishing, printing and sale of books.

Qualifications: Mr. Lerner's ownership and management of multiple communications companies, 39 years as a director of various banks, past directorship with another publicly traded company, financial and marketing acumen and extensive knowledge of the markets in which the Company operates add value to multiple aspects of the Board's oversight and strategic planning functions.
1988

Richard W. Main (66)
President of the Company and the Bank; prior to April 2009, also Chief Lending Officer of the Bank; prior to January 2005, President, Chief Operating Officer and Chief Lending Officer of the Bank.
Qualifications: Mr. Main's depth of knowledge relating to the management of the Company's commercial lending function and the significance of various changes in the market conditions affecting borrowers and their businesses provide invaluable insight to the Board's oversight and management of the Company's credit risk and operations. Mr. Main's past tenure as president, chief operating officer and director of an earlier Greater Lowell-based independent commercial bank prior to joining Enterprise Bank also provides valuable industry specific and local community experience and contacts.
1989

(1)
All of the listed Directors are also Directors of the Bank. The years listed in the foregoing table are the respective years in which each named individual first became a Director of the Company and the Bank or, if prior to the Company’s formation in 1996, of the Bank.

For information regarding the remaining members of the Board of Directors, who will continue to serve after the Annual Meeting, see the listing under the heading "Continuing Directors" at pages 8-11 below.
Recommendation of Directors
The Board of Directors recommends that the stockholders vote FOR the election of John R. Clementi, Carole A. Cowan, Normand E. Deschene, John A. Koutsos, Arnold S. Lerner and Richard W. Main, the six nominees proposed by the Board of Directors, as Directors of the Company to serve until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.
The Company is not required to submit the ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm to a vote of stockholders. In the event a majority of the votes cast are against the appointment of KPMG LLP, the Audit Committee may consider the vote and the reasons therefore in future decisions on its appointment of the Company’s independent registered public accounting firm.
Representatives of KPMG LLP are expected to attend the Annual Meeting at which time they will have an opportunity to make a statement if they wish to do so and will be available to answer any appropriate questions from stockholders.
Audit Fees
The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements for the year ended December 31, 2013, the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q as filed with the SEC during the year ended December 31, 2013, and consents on SEC filings were $343,500. The same fees for the year ended December 31, 2012 were $343,200.
Audit-Related Fees
There were no audit-related fees billed to the Company for the years ended December 31, 2013 or 2012.
Tax Fees
The Company paid $32,300 in 2013 and $28,000 in 2012 to KPMG LLP for tax preparation services performed in each of these two years.
All Other Fees
No additional fees were paid to KPMG LLP in 2013 and 2012.

The Audit Committee must approve in advance any audit or permissible non-audit engagement or relationship between the Company and its independent registered public accounting firm. The Audit Committee has delegated to its chairman this approval authority, subject to the requirement that the chairman report the terms of any such engagement or relationship to the full Audit Committee at its next regularly scheduled meeting. All of the services described above, including those described under the headings, “Audit-Related Fees,” “Tax Fees,” and “All Other Fees,” were provided in conformance with such pre-approval requirements. The Audit Committee has determined that providing the services described above under the headings, “Audit-Related Fees”, “Tax Fees”, and “All Other Fees”, is compatible with maintaining the independence of KPMG LLP.

Recommendation of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the Audit Committee’s appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

This proposal, the Say on Pay Proposal, is intended to give stockholders the opportunity to endorse or not endorse the Company’s compensation program for our most highly compensated executive officers as disclosed in this Proxy Statement by voting for or against the resolution set forth below. The inclusion of the Say on Pay Proposal in this Proxy Statement is required pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended. Your vote on the Say on Pay Proposal is strictly advisory in nature, and is not binding in any way on the Company. Nonetheless, the Compensation Committee of the Board of Directors will review the results of the voting, and we would expect that the Compensation Committee would take into account such results when considering future executive compensation arrangements and otherwise making recommendations to the Board of Directors with respect to such matters.

¯RESOLVED, that the stockholders of Enterprise Bancorp, Inc. hereby approve, on an advisory basis, the compensation paid to the company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the company's Proxy Statement for the 2014 Annual Meeting of Stockholders, including the “Compensation Discussion and Analysis”, compensation-related tables and narrative discussions contained therein.

We believe that our executive compensation program furthers the interests of our stockholders by providing proper incentives to our senior management to achieve both long-term and short-term goals without taking unnecessary or excessive risks that could threaten the Company’s financial condition or prospects. The objectives and design of our compensation program for the Named Executive Officers, including the different components of compensation and the rationale for each component, are described in detail under the heading “Compensation Discussion and Analysis” at pages 18-24 below.

Recommendation of Directors

The Board of Directors recommends that you vote FOR approval of the resolution related to compensation of the Named Executive Officers as disclosed in this Proxy Statement.

BOARD OF DIRECTORS

In addition to the nominees for election to the Board of Directors set forth above, the Board of Directors is comprised of the individuals listed below whose terms expire at the annual meetings of the Company’s stockholders in 2015 and 2016. Each individual has been engaged in his or her principal occupation for at least five years, except as otherwise indicated.

Continuing Directors
(Term to expire in 2015)

Name, Age, Qualifications and Principal Occupation	Director Since (1)
Gino J. Baroni (57)
Owner and Managing Principal, Trident Project Advisors and Development Group, project advisors to public and private entities in capital improvement projects and real estate development. Owner of commercial, residential and tax-credit projects.

Qualifications: Mr. Baroni’s depth of experience in project management, construction management and  real estate development, including his experience as an executive officer within large companies and his familiarity with finance, risk management, contract negotiations and internal controls, provides an enhanced level of expertise and depth of experience to the Board in multiple strategic areas, such as commercial and construction lending, geographic expansion and business development. Mr. Baroni also adds value to the Board by bringing local knowledge to the Board through his service on various civic boards representing several communities that are served by the Bank.
2010

John P. Clancy, Jr. (56)
Chief Executive Officer of the Company and the Bank.
Qualifications: Mr. Clancy’s bank-related experience in finance, investment, strategy, management and operations provides invaluable insight to the Board’s oversight of operations and its strategic planning function. His prior experience serving as Chief Financial Officer, Chief Investment Officer and Chief Operating Officer of the Company and the Bank provides a skill set that is extremely valuable within the context of the Board’s decision-making process. Mr. Clancy’s past tenure as Chief Financial Officer of an earlier Greater Lowell-based independent commercial bank prior to joining the Bank also provides valuable industry specific and local community experience and contacts.
2003

James F. Conway III (61)
President, Chief Executive Officer and Chairman, Courier Corporation, a publicly held company specializing in the publishing, printing and sale of books.
Qualifications: With over twenty years experience as the chairman and chief executive officer of a growing publicly traded company that employs approximately 1,500 individuals, Mr. Conway’s financial expertise, SEC reporting experience and knowledge of the public markets add great depth to the Board’s understanding of current market trends and management of risk. Mr. Conway possesses the qualifications necessary to be designated a “financial expert” under applicable SEC rules, and could be designated as such if he were to serve at any time in the future on the Company’s Audit Committee.
1989

Lucy A. Flynn (60)
Since February 2012, Principal, LAF Associates, LLC; prior to May 2011, Vice President, Global Marketing Communications, Raytheon Company, a publicly held technology company specializing in defense, homeland security and other government markets.
Qualifications: Ms. Flynn’s responsibility for corporate communications, public relations, global marketing and compliance with the SEC’s Regulation FD (“Fair Disclosure” requirements) for a multi-national, publicly traded company provides valuable support to the Board for overseeing the Company’s marketing programs and issuance of public disclosures, including financial statements. Ms. Flynn’s former training as an attorney also adds depth to the Board’s overall oversight and planning functions.
1997

Name, Age, Qualifications and Principal Occupation	Director Since (1)
John T. Grady, Jr. (66) Since 2010, Senior Advisor, Moelis & Company, a global investment bank that provides financial advisory services and capital raising solutions to clients in connection with mergers and acquisitions, restructurings and other strategic matters; prior to 2010, Managing Director, Athena Capital, an investment management firm based outside of Boston; since January 2010, director of Bank of Cape Cod and its publicly traded holding company, New England Bancorp, Inc.	2013
Qualifications: Mr. Grady's experience in financial services in senior positions across investment management, private wealth management and banking, his knowledge of the medical industry, his leadership positions held at various community non-profit organizations, as well as his long-term connections within the New England business community add value to the Company's wealth management, decision-making and strategic planning processes.  Mr. Grady's deep knowledge of the financial services industry and experience serving on boards of financial institutions provides him with insights into the challenges and opportunities that are faced by community banks.

John P. Harrington (71) Retired Energy Industry Executive; prior to December 2009, Energy Consultant for Tennessee Gas Pipeline Company; May 2007 through May 2013, Assistant Secretary of the Company and the Bank. Qualifications: Mr. Harrington’s extensive experience in management, sales and operations, combined with his previous involvement in civic organizations, and his knowledge of the local markets and economy adds value to all aspects of the Board’s oversight and planning functions.	1989

Continuing Directors
(Term to expire in 2016)

Name, Age and Principal Occupation	Director Since (1)
George L. Duncan (73)
Chairman of the Company and the Bank since their inception.

Qualifications: Mr. Duncan's fifty plus years of experience with financial institutions and commercial lending provides the Board with an expansive knowledge relating to credit risk, loan portfolio management and bank management in varying market conditions. Mr. Duncan's role as Chairman and past Chief Executive Officer of the Company, along with his past tenure as chief executive officer of an earlier Greater Lowell-based independent commercial bank prior to his founding of the Bank and leadership positions at many local, community non-profit organizations, also provide valuable industry specific and local community experience, market knowledge and contacts.
1988

Eric W. Hanson (70) Chairman of the Board and Chief Financial Officer of Klin Groupe, LLC, a privately held distributor of imported Russian vodka; since May 2013, Assistant Secretary of the Company and the Bank. Qualifications: Mr. Hanson's ownership and management of a major regional distributor and familiarity with local businesses, individuals, market trends and conditions adds value to the Board by providing a substantial depth of general business knowledge, particularly related to retail businesses, and extensive local community experience and contacts.	1991

Name, Age and Principal Occupation	Director Since (1)
Jacqueline F. Moloney (60)
Executive Vice Chancellor, University of Massachusetts-Lowell, the third largest educational institution in Massachusetts.
Qualifications: Dr. Moloney's experience with leadership, budgeting, strategic planning, technology and innovation adds value to the operating committees of the Board and enhances the Board's overall undertstanding of the Bank's operating environment and internal control structure. Dr. Moloney has served on numerous civic boards throughout the Merrimack Valley and provides valuable knowledge and insight to the Board on emerging industries and business trends within the Bank's market area, as well as local developments affecting the Greater Lowell community.
2010

Michael T. Putziger (68)
Since 2010, Chairman of WinnCompanies, a private real estate company that develops, acquires and manages multi-family and mixed income properties nationwide; prior to 2010, Vice Chairman of WinnCompanies; Of Counsel to Murtha Cullina, LLP, a firm which provides legal services to businesses, governmental units, non-profit organizations and individuals; since 2007, Chairman of the Board of Directors of Bank of Florida Corporation, a publicly held company that formerly operated as a multi-bank holding company; prior to August 2012, member of the Board of Directors of New Hampshire Thrift Bancshares, the publicly held parent company of Lake Sunapee Bank, a federally chartered savings bank.
Qualifications: Mr. Putziger's legal experience and familiarity with commercial real estate development, financial institutions, banking industry trends and public markets provide value to all aspects of the Board's decision-making process. Mr. Putziger's service as chairman of a publicly traded, multi-bank holding company and as a director of a publicly traded thrift holding company and its subsidiary federal savings bank also provides him with substantial experience in the banking and thrift industries and with respect to relevant industry activities and challenges. This experience has been of value to the Board in, among other areas, its oversight of the Company's wealth management services and its consideration of various capital raising alternatives for the Company.
2008

Carol L. Reid (66)
Financial Executive; prior to September 2005, Vice President, Corporate Controller and Chief Accounting Officer of Avid Technology, Inc., a publicly held company specializing in digital media creation tools for film, audio, animation, games and broadcast.

Qualifications: Ms. Reid's past role as a corporate controller of an international public company benefits the Board in its oversight of the Company's risk management program, internal control structure and financial reporting process. Ms. Reid possesses the qualifications necessary to be designated a "financial expert" under applicable SEC rules, and she has been designated as such for purposes of her membership on the Company's Audit Committee.

2006

Michael A. Spinelli (81) Founder, Global Tourism Solutions, an international tourism consulting firm for emerging nations; Secretary of the Company and the Bank. Qualifications: Mr. Spinelli adds value to the Board through his experience as a business owner of multiple companies, including a company providing services to over 2,000 travel agencies, his experience in independent investment portfolio management, his knowledge of international markets and his general marketing and financial acumen.	1988

(1)
All of the listed Directors are also Directors of the Bank. The years listed in the foregoing table are the respective years in which each named individual first became a Director of the Company and the Bank or, if prior to the Company’s formation in 1996, of the Bank.

Independence of Board of Directors

The Board of Directors has determined that every individual who served as a Director during the year ended December 31, 2013 was “independent” of the Company’s management as of December 31, 2013, and continues to be independent as of the date of this Proxy Statement, on the basis of the independence standards contained in Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, except for Messrs. Duncan, Main and Clancy, who are all current employees of the Company, and Mr. Deschene as further described below.
In determining the independence of Mr. Deschene, who joined the Board of Directors on June 28, 2011, the Board considered the cross-representation of Directors who serve on both the board of Mr. Deschene's employer, Lowell General Hospital, and the Company, as well as the loan, deposit and trust relationships and charitable contributions between the Bank and Mr. Deschene's employer. Messrs. Duncan and Hanson and Dr. Moloney currently serve on the board of directors of Lowell General Hospital, where Mr. Deschene is employed, and the board of directors is responsible for approving the compensation for Mr. Deschene. Primarily due to this cross representation, Mr. Deschene has not been deemed independent.
With respect to each of the Company's independent Directors, there were no transactions, relationships or arrangements that have not been disclosed in this Proxy Statement under the heading “Transactions with Certain Related Persons” at pages 37 below, which were considered by the Board of Directors pursuant to the independence standards required under the applicable NASDAQ rule referenced above in the course of the Board's determination that each such Director meets the definition of independence.
Board Leadership Structure and the Board’s Role in Risk Oversight

The Company's Board of Directors annually appoints a Chairman, Vice Chairman, Secretary and Assistant Secretary. These Board offices are currently held by Mr. Duncan as Chairman, Mr. Lerner as Vice Chairman, Mr. Spinelli as Secretary and Mr. Hanson as Assistant Secretary. In March 2012, Mr. Lerner was appointed as Lead Director. As Lead Director, Mr. Lerner presides over executive sessions of independent Directors. In addition to these offices, the Board of Directors maintains five active committees at the Company level and nine active committees at the Bank level, to which specific risk oversight responsibilities have been delegated by the Board. Chairpersons and committee members are elected each year to a one year term.

Mr. Duncan, who through December 31, 2006 served as the Company's Chief Executive Officer, serves as the executive Chairman of the Board and Mr. Clancy serves as the Chief Executive Officer of the Company.  The Board has implemented this structure in order to enhance succession to the Company while recognizing the individual roles and responsibilities of the Chief Executive Officer and executive Chairman and taking into consideration the size, growth potential and complexity of the Company's operations.

Regular meetings of the Board and its committees are held to review results of operations, including discussions of risk. The frequency of meetings is determined by the number and significance of risk matters that are discussed at either the Board or committee meetings. Each committee chairperson is provided an opportunity to present a report to the full Board at each regularly scheduled Board meeting and is required to provide a full report of past accomplishments and future strategies to the full Board on an annual basis.

The Company's Board of Directors is responsible for oversight of the Company's risk management. The Chief Executive Officer, the Company's Senior Vice President-Risk Management Director and other members of senior management provide regular reports to the Board on the Company's management of risk. Additionally, on a semi-annual basis, the Company's Risk Management Director reports to the Executive Committee on the effectiveness of the Company's risk management program. The Executive Committee consists of ten permanent committee members and up to three rotating Directors. Board committees are represented by permanent members of the Executive Committee, which is intended to provide the best venue for discussions relating to interest, market, credit, liquidity, legal/compliance, capital, operational, strategic and reputational risk topics that have been identified and discussed at the Board committee level.

Meetings of Board of Directors and Committees of Enterprise Bancorp, Inc. and Enterprise Bank and Trust Company

There were nine joint meetings of the Company’s Board of Directors and the Bank’s Board of Directors during the calendar year ended December 31, 2013. During such period, each Director attended more than 75% in the aggregate of the total number of meetings of the Board of Directors and of each of the committees of the Board of Directors on which he or she served.

The Company’s Board of Directors maintains five standing committees: an Executive Committee, an Audit Committee, an Asset-Liability Committee, a Compensation Committee and a Corporate Governance/Nominating Committee.

The Bank’s Board of Directors maintains nine standing committees: an Executive Committee, an Audit Committee, an Asset-Liability Committee, a Compensation Committee, a Corporate Governance/Nominating Committee, a Marketing and Business Development Committee, a Banking Technology Steering Committee, an Enterprise Investment Advisors Committee and a Loan Committee.

A description of the functions and responsibilities of each committee is described below.

Executive Committee. The Executive Committee assists the Board in fulfilling its responsibilities pertaining to the oversight of the Company’s management. The Executive Committee consists of Directors who represent all other committees of the Board. Among other responsibilities, the committee is responsible for identifying and evaluating strategic growth alternatives, capital planning and assessing the risks associated with such opportunities, approving and/or ratifying loans above certain limits, establishing and recommending transaction authorization limits for management, overseeing the credit quality of the loan portfolio, monitoring results of operations of Enterprise Insurance Services, reviewing branch profitability, and real estate and lease transactions. In addition, the Executive Committee is responsible for reviewing the effectiveness of the Company’s overall risk management program and reporting on its effectiveness to the full Board of Directors. The Executive Committee reviews the Chief Executive Officer succession plan as prepared and recommended by the Compensation Committee and recommends its approval by the Board of Directors.

Audit Committee. The Audit Committee consists solely of independent Directors and is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm and the Company’s Director of Internal Audit. Among other responsibilities, the Audit Committee also monitors the integrity of the financial statements of the Company, adequacy of internal controls relating to financial reporting, compliance by the Company with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, performance of the Company’s Internal Audit Director and independent registered public accounting firm, and the business conduct and ethical standards of the Company. The Audit Committee held four executive sessions during 2013 with the Company’s independent registered public accounting firm, KPMG LLP. One member of the Audit Committee and one other independent Director have been designated as financial experts.

Asset-Liability Committee ("ALCO"). ALCO is responsible for overseeing the Company's interest rate risk, capital adequacy, liquidity and balance sheet growth strategies. The committee monitors the Company's sensitivity to interest rate and market risk and the performance of the investment portfolio, approves investment strategies and approves recommended investment and borrowing vehicles while monitoring tolerance levels to determine adequate levels of liquidity and capital.

Compensation Committee. The Compensation Committee consists solely of independent Directors and is responsible for establishing the Company's compensation philosophy and executive compensation standards, performs the annual Chairman evaluation and recommends executive compensation, any employment agreements and Director compensation to the Board for approval.  The committee is also responsible for overseeing the administration of the Company's employee benefit and compensation programs, determining the effectiveness of the Company's compensation-related risk management practices, and reviews and approves the Chief Executive Officer succession plan and recommends such plan to the Executive Committee and Board of Directors for approval.
Corporate Governance/Nominating Committee ("CGNC"). CGNC consists solely of independent Directors and is responsible for establishing effective governance controls and procedures for the Company and its Directors. The committee's specific responsibilities include recommending to the Board; its determination of the independence of each Director; the composition of each Board committee, nominees for each Board committee chairperson, the Company's response to any stockholder proposals, and nominees for election to the Board of Directors, and the appointment of Board officers. The committee is also responsible for monitoring the effectiveness and performance of the Board and its various committees.
Marketing and Business Development Committee ("Marketing"). Marketing oversees the Bank's marketing and branding initiatives and business development and sales efforts, and determines if such initiatives and efforts are consistent with the strategic plan, goals and values of the Bank. The committee also reviews marketing campaign effectiveness and market penetration through the monitoring of various metrics and market research. The committee is also responsible for determining the clarity of customer value statements, the appropriateness of target customers and markets and the effectiveness of sales incentive programs.
Banking Technology Steering Committee ("Technology"). Technology is responsible for overseeing the information security program, the management of relationships with third party service providers, project management, the protection of customer data, responses to breaches of customer data, and other technology related functions of the Bank. In addition, the committee reviews the adequacy of the Company's business continuity and disaster recovery plans and the deployment of new technologies with particular attention to operational risk management, and determines the appropriateness of acceptable operating risks that have been identified by management. The committee monitors the results of third party testing and risk assessments as part of the Company's ongoing efforts to maintain a secure operating environment.
Enterprise Investment Advisors Committee ("EIA"). EIA is responsible for overseeing that prudent care and discretion are followed in the investment and fiduciary oversight of client assets to properly manage and report client and Company market risk exposures. The committee is responsible for approving general investment standards and the selection of independent investment advisors and for monitoring investment, advisor and portfolio performance. The committee will periodically review management's strategic planning initiatives and direction for the investment advisory services provided under the Enterprise Investment Advisors label and is also responsible for the oversight of the sale of non-deposit investment (i.e., brokerage) products through Enterprise Investment Services using an independent third-party broker.
Loan Committee. The Loan Committee reviews information and reports relating to the composition, status, delinquency and classification of consumer, construction and commercial loans within the Bank's loan portfolio as well as any non-performing and past due loans and/or OREO assets (i.e., foreclosed property held by the Bank). The committee also reviews certain larger construction lending projects and relationships and reviews stress testing to determine potential risk exposure(s) related to the commercial real estate portion of the loan portfolio. The overall mission of the committee is to monitor the trends in asset and credit quality of the Bank's loan portfolio as well as various other internal and external factors and controls that may impact loan quality, concentration risk and overall credit risk exposure. The committee not only identifies and informs the Board of any unfavorable trends that it may detect in the Bank's loan portfolio, but also recommends actions that may be taken to mitigate portfolio risk reviewing and approving charge-offs. The committee regularly reviews and makes recommendations on the Allowance for Loan Losses.

The following table provides 2013 membership by current Directors and meeting information for each of the standing committees of the Board of Directors:

	Executive (1)	Audit	ALCO (1)	Compensation	CGNC	Marketing	Technology	EIA (1)	Loan
Baroni		X				X	X		X
Clancy	X		X			X	X	X	X
Clementi	X			X	X			X*
Conway	X			X*	X
Cowan	X	X		X			X*		X
Deschene						X	X
Duncan	X		X			X		X
Flynn		X	X		X		X
Grady			X					X
Hanson	X			X					X*
Harrington		X	X		X	X			X
Koutsos (2)
Lerner	X		X	X	X*			X
Main	X*		X			X		X	X
Moloney		X				X*	X	X
Putziger	X		X*					X	X
Reid	X	X*	X				X	X
Spinelli			X			X	X	X
Total Meetings Held in 2013	9	8	4	5	5	4	3	5	4

*indicates Committee Chairperson

(1)	Up to three additional members are chosen to serve on a three-month rotating basis from among the remaining members of the Board of Directors.

(2)	Mr. Koutsos was appointed to the Board of Directors effective September 17, 2013, but has not yet been appointed to any committees.

DIRECTOR COMPENSATION
All members of the Board of Directors are Directors of the Company and of the Bank. In 2013, non-employee Directors were paid $350 for attendance at each of the Board of Directors meetings and all other committee meetings, excluding Executive Committee meetings and Audit Committee meetings, for which they were paid $450 per meeting, and the Board's annual strategic meeting, for which they were paid $1,000. In addition to these per meeting fees, in

2013, non-employee Directors were also paid annual retainers for their membership on the Board of Directors and for their additional services in various Board-related and other corporate capacities as detailed in the following table:

Annual Retainer (1)
Board of Directors	$7,200
Lead Director	$2,800
Executive Committee members	$2,400
Audit Committee Chairperson	$7,500
Audit Committee Vice-Chairperson (2)	$4,000
Asset-Liability Committee Chairperson	$6,000
Compensation Committee Chairperson	$6,000
Corporate Governance/ Nominating Committee Chairperson	$6,000
Banking Technology Steering Committee Chairperson	$6,000
Enterprise Investment Advisors Committee Chairperson	$6,000
Loan Committee Chairperson	$6,000
Marketing and Business Development Committee Chairperson	$6,000
Secretary	$500

(1)	Retainers for membership on the Board of Directors and on the Executive Committee were paid in equal monthly installments. All other retainers were paid in equal quarterly installments.

(2)	There currently is no Audit Committee Vice-Chairperson.

Directors who are also full-time salaried officers of the Bank were not paid for attending Board of Directors or committee meetings in 2013 and did not receive retainers of any kind for their services in any capacity as Directors for 2013.

For the year 2013, non-employee Directors had the right to make an irrevocable election (by December 31, 2012) to receive shares of Common Stock in lieu of receiving an elected portion of cash fees. The number of shares issued to non-employee Directors pursuant to this election was based on the closing price of the Common Stock on the NASDAQ Global Market on January 2, 2013. For the year 2013, the Company issued a total of 11,136 shares of Common Stock to nine non-employee Directors at a per share issuance price of $17.43. These shares were issued in January 2014. For the year 2014, non-employee Directors have the same option to receive shares of Common Stock in lieu of cash fees at a per share issuance price of $20.84, which reflects the value of the Common Stock at January 2, 2014, based on the closing price of the Common Stock on the NASDAQ Global Market on that date.
In 2013, the Company also granted awards of restricted stock, which generally vest over a two-year period, to non-employee Directors.
The Company believes that giving non-employee Directors the option to receive stock in lieu of cash fees and granting to them restricted stock awards with vesting requirements further aligns such Directors’ interests with those of the Company’s stockholders.

The following table details the total compensation paid to each non-employee Director for the year ended December 31, 2013.

Name	Fees paid in cash or stock ($) (1)	Stock Awards ($) (2)	Total ($)
Gino J. Baroni	$22,250	$7,213	$29,463
John R. Clementi	$29,400	$7,213	$36,613
James F. Conway III	$27,300	$7,213	$34,513
Carole A. Cowan	$29,550	$7,213	$36,763
Normand E. Deschene	$15,950	$7,213	$23,163
Lucy A. Flynn	$20,050	$7,213	$27,263
John T. Grady, Jr.	$12,250	$7,213	$19,463
Eric W. Hanson	$26,850	$7,213	$34,063
John P. Harrington	$23,650	$7,213	$30,863
John A. Koutsos	$8,700	$—	$8,700
Arnold S. Lerner	$32,800	$7,213	$40,013
Jacqueline F. Moloney	$24,050	$7,213	$31,263
Michael T. Putziger	$29,050	$7,213	$36,263
Carol L. Reid	$33,800	$7,213	$41,013
Michael A. Spinelli	$20,300	$7,213	$27,513

(1)
All non-employee Directors, excluding Messrs. Grady, Hanson, Koutsos, Lerner, Spinelli, and Ms. Flynn, elected to receive all or a portion of their Directors fees in the form of shares of Common Stock, which were issued in January 2014.

(2)
The value of the restricted stock awards is based on the fair market value of the Common Stock on the date of grant, which was March 19, 2013. The fair market value was calculated as the closing price of the Common Stock on the NASDAQ Global Market on the date of grant.

During 2013, none of the above listed non-employee Directors received any stock option awards or non-equity incentive plan compensation, nor did they have pensions or nonqualified deferred compensation earnings or any other form of compensation other than the fees paid in cash or stock and the restricted stock awards set forth above. None of the above listed non-employee Directors held any outstanding stock options as of December 31, 2013.

INFORMATION REGARDING EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES
Set forth below is certain information regarding the executive officers of the Company (including the Bank), other than those executive officers who are also Directors of the Company and for whom such information is provided elsewhere in this Proxy Statement. Each individual named below has held his position for at least five years, except as otherwise indicated.

Name	Age	Position
Brian H. Bullock	56	Executive Vice President and Chief Commercial Lending Officer of the Bank; prior to April 2009, Senior Vice President and Chief Commercial Lender of the Bank
Stephen J. Irish	59	Executive Vice President and Chief Operating Officer of the Bank; prior to April 2009, Executive Vice President and Chief Information Officer of the Bank
Steven R. Larochelle	50	Executive Vice President and Chief Banking Officer of the Bank; prior to April 2009, Senior Vice President and Chief Commercial Real Estate Lender of the Bank
James A. Marcotte	56	Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Bank
Diane J. Silva	56	Executive Vice President and Mortgage Lending Director of the Bank; prior to March 2011, Senior Vice President and Mortgage Lending Director of the Bank
Chester J. Szablak, Jr.	56	Executive Vice President and Chief Sales and Marketing Officer of the Bank; prior to April 2009, Senior Vice President and Chief Sales and Marketing Officer of the Bank
Janice R. Villanucci	61	Executive Vice President and Deposit Services Director of the Bank; prior to March 2011, Senior Vice President and Deposit Operations Director of the Bank

COMPENSATION DISCUSSION AND ANALYSIS

You should read this section of the Proxy Statement in conjunction with the advisory vote that we are conducting on the compensation of our Named Executive Officers (as defined below) (see Proposal 3 - Advisory Vote on Executive Compensation). This Compensation Discussion and Analysis (“CD&A”) contains information that is important to your voting decision.
Objectives and Design
The Company’s core compensation philosophy provides that total annual compensation levels should: (1) reflect compensation levels of those found in other banking organizations of comparable asset size and performance; (2) reflect individual responsibilities, contribution, leadership, experience, skill set and performance; and (3) provide incentive to achieve business and financial objectives within reasonable risk parameters. The Company believes that this compensation philosophy is necessary to attract, motivate and retain highly qualified executives, who are essential to achieving the financial goals set by the Board of Directors and enhancing long-term value for shareholders, while operating the Company in a safe and sound manner.

Consistent with this philosophy, the Compensation Committee regularly obtains information regarding compensation levels in the Company’s industry through various sources, including compensation surveys conducted by banking industry associations and independent compensation consultants. The Compensation Committee also reviews the responsibilities and performance of the Company’s executive officers. Elements of compensation are established with the goal of rewarding the executive officers for individual performance and organizational short- and long-term goals.

Under the Compensation Committee Charter, the Compensation Committee recommends to the independent members of the Board of Directors the compensation of the Company’s Chairman. The Chairman and the Compensation Committee review the performance of both the Company’s Chief Executive Officer and President. The Chairman recommends the compensation of the Chief Executive Officer and President to the Compensation Committee and after review of the Chairman’s recommendation the Compensation Committee recommends their compensation to the independent members of the Board of Directors for approval. The Chief Executive Officer of the Company evaluates the performance and responsibilities of the remaining executive officers and recommends their compensation to the Compensation Committee. After review of the Chief Executive Officer’s recommendations, the Compensation Committee recommends executive compensation to the independent members of the Board of Directors for approval.

The Company at least annually assesses total compensation paid to its executive officers. As part of this process, the Compensation Committee assesses and evaluates the elements of total compensation paid to executive officers as a group and individually.

Elements and Rationale
Executive compensation may include the following components in addition to an executive’s base salary: incentive cash compensation, equity compensation, supplemental retirement benefit, supplemental life insurance benefit, income protection following a termination of employment under various circumstances, including following a change in control of the Company, and automobiles and club memberships for business development purposes. Each of these components is reviewed, both separately and from a total compensation perspective, and approved by the Compensation Committee and the independent members of the Board of Directors on at least an annual basis. The Company believes that by using a combination of these elements it is best able to find an effective balance in motivating each executive to achieve long-term and short-term goals without taking unnecessary or excessive risks that could threaten the Company’s financial condition or prospects, thereby enhancing long-term shareholder value. In establishing the components of compensation for each individual executive officer, the Compensation Committee considers the performance and responsibilities of the individual, the executive’s designation or role within the Company, the cost to the Company of the various components of compensation to be provided, and the support received from stockholders in 2011 on the “Say on Pay” advisory vote.
The Company annually engages a compensation consulting firm to review the elements of the Company’s executive compensation and to provide comparative market information on total compensation for the Compensation Committee’s review. The Company engaged McLagan, an Aon Hewitt Company to conduct a comparative market review of the Company’s executive annual total compensation programs for 2013 and 2014. The scope of this comparative market review included, in addition to survey data, the development of a peer group of publicly traded banks with similar asset size and performance within the Company’s geographic region. The information was not gathered to benchmark executive compensation to particular levels within the peer and survey group, rather, it was reviewed for comparative purposes to ensure that total executive compensation remains competitive.
The Compensation Committee selected the following peer group:

Century Bancorp, Inc.	Bar Harbor Bankshares
Washington Trust Bancorp, Inc.	SI Financial Group Inc.
Financial Institutions, Inc.	Chemung Financial Corporation
Meridian Interstate Bancorp, Inc. (MHC)	Hingham Institution for Savings
Camden National Corporation	Westfield Financial, Inc.
United Financial Bancorp, Inc.	New Hampshire Thrift Bancshares, Inc.
Rockville Financial Inc.	Cape Bancorp, Inc.
First Connecticut Bancorp, Inc.	BSB Bancorp Inc.
Canandaigua National Corporation	Evans Bancorp Inc.
Merchants Bancshares, Inc.

2013 Executive Compensation Program
Base Salary
Based upon the comprehensive reviews and comparative assessments performed by McLagan, an Aon Hewitt Company, and various other factors, including a review of each executive’s responsibilities, experience in his role, leadership, contributions, overall performance, and a review of the various components of compensation provided to the individual executive, the 2013 annual base salaries for the Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers of the Bank identified in the Summary Compensation Table at page 26 below (as defined in Item 402 of Regulation S-K, the “Named Executive Officers”) remained unchanged from 2012 levels as follows: for Mr. Marcotte at $195,840, Mr. Irish at $195,840, Mr. Clancy at $400,000, Mr. Duncan at $350,000, and Mr. Main at $258,918. The base salaries for Messrs. Marcotte, Irish, Duncan, Main and Clancy remained unchanged for 2013, as the Company determined that an increase in their total incentive compensation opportunity and an increase in equity incentive would be the focus for 2013.
For 2014, the Compensation Committee reviewed the various components of the compensation provided to each executive, assessed each executive’s responsibilities, leadership, overall performance, and contributions, and reviewed the comparative assessment provided by McLagan, an Aon Hewitt Company. The Compensation Committee determined that the base salaries for Messrs. Duncan, Main, Clancy, Marcotte, and Irish would increase from 2013 levels, in part, to maintain alignment with the competitive range of base salaries for their positions found in the above peer group. The base salary increases for 2014 are as follows: Mr. Marcotte from $195,840 to $205,632, Mr. Irish from $195,840 to $205,632, Mr. Clancy from $400,000 to $475,000, Mr. Main from $258,918 to $271,862, and Mr. Duncan from $350,000 to $367,500.

Incentive Compensation (Cash)
The terms of incentive cash compensation for executive officers are established by the Compensation Committee, subject to approval by the independent members of the Board of Directors, on a year-to-year basis. Certain senior officers, including the Named Executive Officers, are eligible for incentive cash compensation through the Company’s Variable Compensation Incentive Plan. Payments for executives under the Variable Compensation Incentive Plan for 2013 were determined by various weighted elements of the Company’s short- and long-term performance, including net income, deposit growth, loan growth, loan quality, and non-interest revenue. Additionally, to focus executives on managing salary and benefits expense, the Plan included a multiplier for executives that reduced or increased their overall payout based on performance compared to specific targets for this area. Target incentive payout percentages for Messrs. Duncan, Clancy, and Main were 32.5% of their annual regular earnings and the target payout percentages for Messrs. Marcotte and Irish were 23%. Performance factors and their relative weighting as well as the performance for each factor under than plan are shown in the table below.

Performance Factor	Weight	Level at 12/31/2013	Weighted Results
Net Income	50%	1.00	0.5000
Deposit Growth (Low)	15%	0.50	0.0750
Loan Growth	15%	1.25	0.1875
Loan Quality	10%	1.00	0.1000
Non-interest Revenue	10%	0.75	0.0750
Overall Result Payable to Target			0.9375
Salaries and benefits expense multiplier met the targeted range and did not impact the overall results.
Messrs. Duncan, Clancy, and Main received an actual payout of 30.47%, which resulted in the following cash payments: $106,641 for Mr. Duncan; $121,875 for Mr. Clancy; and $76,726 for Mr. Main. Mr. Marcotte and Mr. Irish received an actual payout of 21.56%, which resulted in a cash payment of $42,228 to each of Mr. Marcotte and Mr. Irish.
On March 18, 2014, the Board approved the Company’s 2014 Variable Compensation Incentive Plan. The 2014 plan applies to all of the Named Executive Officers. The Board approved specific performance factors, performance targets and percentage payout amounts for 2014 for each of the Named Executive Officers. To further align executive rewards with the Company’s financial results and to ensure total cash compensation is within a competitive range, the target payout percentage for each of Messrs. Duncan, Clancy, and Main was increased to 40% of their annual regular earnings and the target payout percentage for each of Messrs. Marcotte and Irish was increased to 30%. As in 2013, payments for participants under the 2014 Variable Compensation Incentive Plan will be determined by various elements of Company performance and individual performance.
All employees, including Named Executive Officers, also participated in a profit sharing program in 2013, which is solely determined based upon the Company’s net income for the year. Payouts under this program were made in the form of an additional employer contribution to each employee’s, including each of the Named Executive Officer’s, 401(k) Plan account. The Company’s achievement of net income of $13,189,493 met target level in 2013 resulting in an additional contribution of 2.5% of the first $75,000 of an individual employee’s base salary. Accordingly, a profit sharing contribution of $1,875 was made to each Named Executive Officer’s 401(k) Plan account.
Long-Term Incentive (Equity) Compensation
The Company aligns the interests of its executives with the long-term interests of stockholders through the granting of equity-based compensation awards, which have been in the form of stock options and restricted stock, granted in all cases at current fair market value. The Company’s current long-term equity program is intended to (1) enhance management’s sense of ownership and commitment to the long-term success of the Company, (2) encourage and reward management performance that increases the long-term success and shareholder value of the Company, and (3) attract and retain the senior leadership and management talent the Company needs to be successful. At this time, the Compensation Committee anticipates that restricted stock as well as stock options will continue to serve as the primary vehicles to be used to achieve these objectives.

In connection with its compensation program, the Company evaluates the issuance of equity grants to employees on an annual basis. Equity grants to executive officers have been considered and granted at the same time that equity grants have been granted for employees during the first quarter of each year. The total number of options or restricted stock granted to all employees in the aggregate is determined after considering various factors, such as overhang and run rate. The number of options or value of restricted stock awards granted to individual employees, including executives, is also based upon various factors, but is primarily based upon an employee’s level of responsibility and individual performance and contribution, and, with respect to the Named Executive Officers and other senior management, the desired mix of compensation. Stock option and restricted stock grants for employees other than executive officers are recommended by the Chief Executive Officer and the total grant is subject to the approval of the Compensation Committee and Board of Directors. In addition to the recommendation of the Chief Executive Officer and Compensation Committee approval, stock options and restricted stock awards granted to executive officers must also be approved by independent members of the Board of Directors. In all cases, the exercise price of the stock option and the value of the restricted stock is established based on the market price of the Company’s stock on the date of the grant.

On March 19, 2013, the Company granted to employees a total of 44,175 options, at an exercise price of $16.43 per share (which reflected the market price of the Company’s common stock on the date of the grant), and 72,660 shares of restricted stock. For the Named Executive Officers and certain other specific senior employees, restricted stock grants will vest based on the Company reaching specific targets in earnings per share cumulative totals. For all other employees restricted stock grants will vest 25% per year. Stock option grants to both Named Executive Officers and other employees will vest 50% at year two and 50% at year four. The equity grant vesting schedules are aligned with the Company’s long term performance goals.

The amounts granted to the Named Executive Officers in 2013 were as follows: 4,000 options and 10,020 shares of restricted stock to Mr. Duncan; 10,000 options and 10,570 shares of restricted stock to Mr. Clancy; 4,000 options and 5,470 shares of restricted stock to Mr. Main; 1,500 options and 3,780 shares of restricted stock to Mr. Marcotte; and 1,500 options and 3,780 shares of restricted stock to Mr. Irish. The number of options and shares of restricted stock granted to the Named Executive Officers for 2013 were considered to be within competitive ranges for executive management, and the Compensation Committee believes such equity grants meet the Company’s objective of executive employee participation in the Company’s equity compensation program aligning the executives’ interests with those of the stockholders.

On March 18, 2014, the Company granted to employees a total of 31,229 stock options at an exercise price of $20.29 per share (which reflected the market price of the Company’s common stock on the date of the grant) and 52,184 shares of restricted stock. For the Named Executive Officers and other specific senior employees, restricted stock grants will vest based on the Company reaching specific targets in earnings per share cumulative totals. For all other employees restricted stock grants will vest 25% per year. Stock option grants to both Named Executive Officers and other employees will vest 50% at year two and 50% at year four. The equity grant vesting schedules are aligned with the Company’s long term performance goals. The amounts granted to the Named Executive Officers in 2014 were as follows: 3,117 options and 7,243 shares of restricted stock to Mr. Duncan; 3,476 options and 8,075 shares of restricted stock to Mr. Clancy; 1,831 options and 4,253 shares of restricted stock to Mr. Main; 1,083 options and 2,513 shares of restricted stock to Mr. Marcotte; and 1,083 options and 2,513 shares of restricted stock to Mr. Irish. The number of options and shares of restricted stock granted to the Named Executives Officers for 2014 were considered to be consistent with the Company’s objective of maintaining a reasonable level of employee participation in the Company’s equity compensation program and to be within competitive ranges for executive management. Additionally, the Compensation Committee believes that these equity grants further align the executives’ interests with those of the stockholders.

Supplemental Retirement Benefit and Supplemental Life Insurance Benefit

The Compensation Committee believes that providing a supplemental retirement benefit, which is implemented through salary continuation agreements, and supplemental life insurance benefits serve as a long-term retention tool, as well as providing a reward component to the executive.
The Bank is party to salary continuation and supplemental life insurance agreements with each of Messrs. Duncan and Main. The terms of these salary continuation agreements, and the annual amounts payable to the executives thereunder, are described further at page 34 below. The annual expense incurred by the Company in maintaining this supplemental retirement benefit for each executive equals the annual increase of the present value of the accumulated benefit to be paid to the executive. This amount is included for each of the executives in the Summary Compensation Table at page 26 below under the heading “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

The supplemental life insurance benefits that are payable to Messrs. Duncan and Main are included in the amounts shown as payable in the event of death in the table at page 34 below and are specifically referenced in footnote 3 to the table.
In 2006, the Company initiated a supplemental life insurance benefit plan for a number of its employees in management positions. Under this plan, the Company has provided supplemental life insurance benefits to the employees, subject to certain restrictions. Messrs. Clancy, Marcotte and Irish participate in this plan and the amounts of their supplemental life insurance benefits are included in the amounts shown as payable in the event of death in the table at page 34 below and are specifically referenced in footnote 3 to the table.
Income Protection and Non-Compete
In addition to the above noted elements of compensation, Messrs. Duncan, Main and Clancy have employment agreements with the Company, which include non-competition restrictions, and Mr. Irish and Mr. Marcotte have change in control/non-competition agreements with the Company. These agreements provide the executive with income protection in the event of a termination of his employment under certain circumstances, including following a change in control of the Company. The Compensation Committee believes these agreements are an important tool in retaining key executives while providing protection to the Company by restricting the executive’s ability to compete in the Company’s marketplace if he were to leave prior to any change in control. The terms of these agreements are described at pages 31-33 below and the amounts payable thereunder to the executives under various termination scenarios are included in the table at page 34 below. The Compensation Committee believes that the non-competition protection afforded by these agreements is critical in the Company’s competitive marketplace and that the payment amounts and related conditions thereto contained in the agreements are consistent with reasonable industry standards. The maximum amounts that may be paid to any executive under any of these agreements are limited by automatic “cutback” provisions that ensure payments will not exceed the limits specified under Section 280G of the Code.

Perquisites

In addition to their participation in the Company’s general employee benefit plans, as described in footnote 4 of the Summary Compensation Table at page 26 below, the Company provides company-owned vehicles for the use of Messrs. Duncan, Main and Clancy. The Company also pays dues related to club memberships for business development purposes for Messrs. Duncan, Main, and Clancy. The Compensation Committee believes that the cost of these additional perquisites is modest for the size of the Company and that providing them is consistent with maintaining a competitive total compensation and benefits package for senior management and for business development purposes.

Conclusion
In determining the Named Executive Officers’ total 2013 compensation (including base salary, incentive cash compensation, equity compensation, supplemental retirement benefits and other perquisites), the Compensation Committee considered the support received from the Company’s stockholders in 2011 on the “Say on Pay” advisory vote. Accordingly, the Compensation Committee did not change its approach in 2013 and applied rationale similar to that used in the prior year. The Compensation Committee will continue to consider the outcome of the Company’s “Say on Pay” vote when making future compensation decisions for the Named Executive Officers.

In 2013, the Compensation Committee also continued to place greater emphasis on incentive cash compensation and equity compensation as an element of total compensation for particular Named Executive Officers to enhance the executive’s ownership interest in the Company, to align management’s interest with shareholder interests and to reward performance.

Each Named Executive Officer’s total compensation in 2013 reflected the Compensation Committee’s assessment of his responsibilities, performance and contributions as well as the comparative market data provided by McLagan, an Aon Hewitt Company. In referring to such comparative data, the Compensation Committee sought to confirm that its compensation decision for each individual executive was reasonable.

The Company believes that its 2013 executive compensation program successfully linked executive compensation to the Company’s financial performance.

COMPENSATION COMMITTEE MATTERS

Role of the Compensation Committee

The Compensation Committee of the Board of Directors is comprised of five members, all of whom are currently deemed to be independent. In determining the independence of the members, the Board of Directors has used the definition of independence contained in Rule 5605(d)(2)(A) of the Marketplace Rules of the NASDAQ Stock Market and has applied this definition consistently to all members of the Compensation Committee. It is the responsibility of the Compensation Committee to review the performance of the Chairman and recommend his compensation to the independent members of the Board of Directors for review and approval. The Chairman and Compensation Committee review the performance of the Chief Executive Officer and President and recommend their compensation to the independent members of the Board of Directors for review and approval. The Company’s Chief Executive Officer evaluates the performance of the remaining executive officers and recommends their compensation to the Compensation Committee. The Compensation Committee reviews the Chief Executive Officer’s recommendations and submits its recommendation to the independent members of the Board of Directors for approval. During 2013, the independent members of the Board of Directors approved all recommendations presented by the Compensation Committee.

The Compensation Committee has the authority to retain or obtain advice from independent advisors, such as outside legal counsel and consulting firms, as it deems necessary to perform its role. After taking into consideration the factors set forth in NASDAQ Marketplace Rule 5605(d)(3)(D), the Company obtained the services of McLagan, an Aon Hewitt Company in 2013 and 2014 to provide market assessment information to the Compensation Committee, which is discussed in further detail in the Company’s Compensation Discussion and Analysis at pages 18-24 above. McLagan was paid $38,282 for these services in 2013. The Compensation Committee confirmed that McLagan did not have any potential or actual conflicts of interest with the Board of Directors or the Company after taking into consideration the applicable NASDAQ rules.

The Compensation Committee operates under a written charter, a copy of which can be found on the Company’s website (www.enterprisebanking.com). The Compensation Committee annually reviews its charter and recommends any changes to the full board of directors. The charter requires the Compensation Committee to meet at least four times every year. In 2013, the Compensation Committee met five times.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis contained at pages 18-24 above with management and based on this review and discussion the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

James F. Conway III (Chairperson)
John R. Clementi
Carole A. Cowan
Eric W. Hanson
Arnold S. Lerner

Compensation Committee Interlocks and Insider Participation
The Directors listed above under the heading “Compensation Committee Report” at page 24 constitute all of the individuals who served as members of the Compensation Committee during the year ended December 31, 2013. None of these Directors was an officer or employee of the Company at any time during such period or has ever been an officer of the Company. None of these Directors has had any relationship with the Company that would require disclosure in this Proxy Statement under the heading “Transactions with Certain Related Persons” at pages 37 below under applicable SEC rules.

Mr. Duncan, Chairman of the Board, serves on the board of directors of Lowell General Hospital. Mr. Hanson and Dr. Moloney also serve on the board of directors of Lowell General Hospital. Mr. Deschene is the President and Chief Executive Officer of Lowell General Hospital.

As described in further detail under the heading “Transactions with Certain Related Persons” at pages 37 below, the members of the Compensation Committee, as well as businesses and other entities with which they may be affiliated, are customers of the Bank and/or have entered into loan transactions with the Bank in the ordinary course of business.

Risk Assessment of Compensation Policies and Practices
The Company has implemented an annual risk assessment of its compensation policies and practices, which is intended to determine whether any of its existing compensation policies or practices create incentives for taking unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Company. On the basis of this assessment, the Compensation Committee of the Board of Directors has determined that no changes to the Company’s existing compensation policies and practices are necessary at this time.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the total compensation paid by the Company (through the Bank) for services rendered in all capacities during the years ended December 31, 2013, December 31, 2012 and December 31, 2011, to the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers of the Bank. The Company does not employ any persons, other than through the Bank.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
George L. Duncan Chairman of the Company and the Bank	2013	$350,002	$—	$164,628	$26,240	$106,641	$82,877	$56,319	$786,707
	2012	$350,002	$—	$152,750	$56,970	$148,838	$131,253	$49,939	$889,752
	2011	$336,540	$—	$—	$79,050	$85,728	$179,810	$45,793	$726,921
John P. Clancy, Jr. Chief Executive Officer of the Company and the Bank	2013	$400,000	$—	$173,665	$65,600	$121,875	$—	$38,323	$799,463
	2012	$400,000	$—	$162,500	$56,970	$170,100	$—	$33,652	$823,222
	2011	$400,000	$—	$170,775	$52,700	$101,893	$—	$24,058	$749,426
Richard W. Main President of the Company and the Bank	2013	$252,605	$—	$89,872	$26,240	$76,726	$57,926	$33,476	$536,845
	2012	$258,918	$—	$67,844	$56,970	$110,105	$94,565	$37,324	$625,726
	2011	$254,879	$—	$—	$52,700	$64,926	$126,468	$32,752	$531,725
Stephen J. Irish Executive Vice President, Chief Operating Officer of the Bank	2013	$195,840	$—	$62,105	$9,840	$42,228	$—	$15,296	$325,309
	2012	$194,804	$—	$54,437	$9,495	$59,331	$—	$15,898	$333,965
	2011	$191,991	$—	$51,975	$7,905	$33,764	$—	$14,822	$300,457
James A. Marcotte Executive Vice President, Treasurer and Chief Financial Officer of the Company and the Bank	2013	$195,840	$—	$62,105	$9,840	$42,228	$—	$15,241	$325,254
	2012	$194,806	$—	$54,437	$9,495	$53,847	$—	$15,859	$328,444
	2011	$192,000	$—	$51,975	$7,905	$32,902	$—	$13,952	$298,734

(1)
The value of the stock awards is based on the fair market value of the Common Stock on the date of grant. The fair market value was calculated as the closing price of the Common Stock on the NASDAQ Global Market on the date of grant.

(2)
The value of the option awards is based on the fair market value of the awards as calculated using the Black-Scholes option valuation model. For assumptions used in calculating the value of option awards and the accounting treatment of the awards, refer to footnote 11 on page 108 of the Company's Annual Report on Form 10-K. For information on vesting, refer to the table “Outstanding Equity Awards at Fiscal Year-End” and the associated footnote 1 at page 30 below.

(3)
For each of Messrs. Duncan and Main this amount is equal to the increase in 2013, 2012 and 2011 of the present value of the accumulated benefit attributable to the executive's supplemental retirement plan, excluding the impact of the decrease in the liability from the change in discount rate in 2013. For Mr. Duncan, the amounts shown in 2013, 2012 and 2011 take into account payments he received through his supplemental retirement plan in each of those years. For Mr. Main, the amounts shown in 2013, 2012 and 2011 take into account payments he received through his supplemental retirement plan in each of those years. In 2013, the discount rate used to determine the present value of the accumulated benefit was updated to 5.00% from 4.25% resulting in the value to the employee decreasing $66,886 and $88,375 for Messrs. Duncan and Main, respectively. There were no changes to the terms or amounts of the benefit paid to the employees based on the discount rate change.

(4)
For each of the Named Executive Officers, these amounts include $1,875, $2,625 and $1,875 in annual contributions by the Bank for the Bank's Profit Sharing Plan in 2013, 2012 and 2011, respectively, and the following:

-Annual matching contributions by the Bank to the Bank’s 401(k) plan:

	2013	2012	2011
Duncan	$8,820	$8,820	$8,820
Clancy	$8,820	$8,820	$8,820
Main	$8,820	$8,820	$8,820
Irish	$7,050	$7,013	$6,912
Marcotte	$7,050	$7,013	$6,912

-Life insurance premiums paid:

	2013	2012	2011
Duncan	$30,204	$27,660	$25,320
Clancy	$3,798	$2,105	$2,092
Main	$10,404	$10,404	$7,636
Irish	$2,082	$2,041	$2,130
Marcotte	$2,027	$2,001	$1,260

-Dividends paid on unvested shares of restricted stock:

	2013	2012	2011
Duncan	$6,970	$3,102	$2,100
Clancy	$9,770	$7,645	$5,933
Main	$4,167	$2,615	$1,706
Irish	$4,289	$4,220	$3,905
Marcotte	$4,289	$4,220	$3,905

-The amount attributed to the personal use of Bank owned automobiles:

	2013	2012	2011
Duncan	$3,947	$3,409	$3,355
Clancy	$5,512	$5,136	$5,338
Main	$4,422	$4,491	$4,442

-The amount paid to a local club on the executive’s behalf for business development purposes:

	2013	2012	2011
Duncan	$4,503	$4,323	$4,323
Clancy	$8,548	$7,321	$—
Main	$8,548	$8,368	$8,273

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning individual grants of restricted stock and stock options and non-equity incentive plan awards made during 2013 to each of the Named Executive Officers. Other than the grants of restricted stock and stock options shown in the table, there were no other equity-based awards granted under any incentive plans to any Named Executive Officer in 2013.

Name	Grant Date	Restricted Stock Awards: Number of Shares of Stock or Units (#)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (2)	Grant Date Fair Value of Stock and Option Awards (3)
			Threshold ($)	Target ($)	Maximum ($)
George L. Duncan	3/19/2013		$0	$113,751	$227,501	4,000	$16.43	$26,240
George L. Duncan	3/19/2013	10,020						$164,629
John P. Clancy, Jr.	3/19/2013		$0	$130,000	$260,000	10,000	$16.43	$65,600
John P. Clancy, Jr	3/19/2013	10,570						$173,665
Richard W. Main	3/19/2013		$0	$81,841	$163,682	4,000	$16.43	$26,240
Richard W. Main	3/19/2013	5,470						$89,872
Stephen J. Irish	3/19/2013		$0	$45,043	$90,086	1,500	$16.43	$9,840
Stephen J. Irish	3/19/2013	3,780						$62,105
James A. Marcotte	3/19/2013		$0	$45,043	$90,086	1,500	$16.43	$9,840
James A. Marcotte	3/19/2013	3,780						$62,105

(1)
Amounts actually earned and paid to the Named Executive Officers for 2013 pursuant to the non-equity incentive plan awards that are shown in the table as having been granted in such year are included in the Summary Compensation Table at page 26 above under the heading “Non-Equity Incentive Plan Compensation”.

(2)
The exercise price of all stock options granted to employees in 2013, including those granted to Named Executive Officers and reflected in this table, equals the closing price of the Common Stock on the NASDAQ Global Market on the date of grant as required under the Company’s 2009 Stock Incentive Plan.

(3)
For an explanation of the grant date fair value of the restricted stock and option awards, including the assumptions used in calculating the grant date fair value of the option awards, refer to footnote 11 on page 108 of the Company’s Annual Report on Form 10-K.

OPTION EXERCISES AND STOCK VESTED
The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock awards for each of the Named Executive Officers during the year ended December 31, 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
George L. Duncan	28,000	$79,940	2,350	$39,128
John P. Clancy, Jr.	33,000	$126,260	6,250	$104,063
Richard W. Main	20,500	$74,550	1,043	$17,366
Stephen J. Irish	9,000	$22,455	4,149	$69,081
James A. Marcotte	13,000	$48,055	4,149	$69,081

(1)
The value realized upon exercise calculations in the third column from the left above are based upon the difference between the value of the Common Stock on the option exercise date and the per share exercise price of the options. The value on the exercise date was based on the closing market price of the stock on the NASDAQ Global Market on the exercise date.

(2)
The value realized on vesting calculation in the far right column is based upon the value of the Common Stock on the vesting date of the restricted stock. The value on the vesting date was based on the closing market price of the stock on the NASDAQ Global Market on the vesting date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning unexercised stock options and unvested stock awards held by each of the Named Executive Officers as of December 31, 2013. The Company has not granted any option awards that are unexercised and unearned and not otherwise disclosed in the table or any stock awards that are unearned and have not vested and are not otherwise disclosed in the table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#) (2)	Market Value of Shares or Units of Stock that Have Not Vested ($) (3)
George L. Duncan	13,000	0	$16.50	3/6/2014	17,070	$361,372
	10,000	0	$12.75	3/17/2015
	7,500	7500	$14.85	3/14/2018
	2,250	6,750	$16.25	3/19/2019
	0	4,000	$16.43	3/18/2023
John P. Clancy, Jr.	10,000	0	$12.75	3/17/2015	22,320	$472,514
	7,500	2500	$12.51	3/15/2017
	5,000	5000	$14.85	3/14/2018
	2,250	6,750	$16.25	3/19/2019
	—	10,000	$16.43	3/18/2023
Richard W. Main	7,500	0	$12.75	3/17/2015	9,852	$208,567
	3,000	0	$12.51	3/15/2017
	5,000	5000	$14.85	3/14/2018
	2,250	6750	$16.25	3/19/2019
	—	4,000	$16.43	3/18/2023
Stephen J. Irish	4,000	0	$16.50	3/6/2014	9,231	$195,420
	4,250	0	$12.75	3/17/2015
	2,000	0	$8.75	3/16/2016
	1,312	438	$12.51	3/15/2017
	750	750	$14.85	3/14/2018
	750	1,125	$16.25	3/19/2019
	0	1,500	$16.43	3/18/2023
James A. Marcotte	3,500	0	$12.75	3/17/2015	9,231	$195,420
	500	0	$8.75	3/16/2016
	1,312	438	$12.51	3/15/2017
	750	750	$14.85	3/14/2018
	375	1,125	$16.25	3/19/2019
	0	1,500	$16.43	3/18/2023

(1)
For options granted prior to 2011, one-fourth of the total number of shares of Common Stock subject to the options granted becomes exercisable on an annual basis on the anniversary date of the original grant date, and, if sooner, become fully exercisable upon the option recipient reaching the age of 62 while remaining employed with the Bank as of such date. For options granted in 2011 and 2012, one-fourth of the total number of shares of Common Stock subject to the options granted becomes exercisable on an annual basis on the anniversary date of the original grant date. For options granted in 2013, one-half of the total number of shares of Common Stock subject to the options granted becomes exercisable on each of the second and fourth anniversary date of the original grant date. The four most recent option grants were granted on March 16, 2010, March 15, 2011, March 20, 2012 and March 19, 2013.

(2)
Mr. Duncan's restricted stock award granted on March 20, 2012 vests over a four-year period, with 25% of the shares vesting on or about the first anniversary of the date of the award and an additional 25% vesting on or about each of the next three subsequent anniversary dates of the date of the award. The restricted shares awarded to Mr. Duncan on March 19, 2013 vest based on attainment of diluted earnings per share cumulative totals. Vesting occurs, in 25% increments, when cumulative diluted earnings per share from January 1, 2013 forward reach $1.34, $2.80, $4.45 and $6.15. Mr. Clancy's restricted stock awards were granted on March 16, 2010, March 15, 2011, March 20, 2012 and March 19, 2013. The restricted shares awarded to Mr. Clancy in 2010, 2011 and 2012 vest over a four-year period, with 25% of the shares vesting on or about the first anniversary of the date of the award and an additional 25% vesting on or about each of the next three subsequent anniversary dates of the date of the award. As part of the restricted shares awarded to Mr. Clancy , 3,000 of the shares awarded on March 20, 2012 and 3,500 of the shares awarded on March 15, 2011 vested on the date of grant. The restricted shares awarded to Mr. Clancy on March 19, 2013 vest based on attainment of diluted earnings per share cumulative totals. Vesting occurs, in 25% increments, when cumulative diluted earnings per share from January 1, 2013 forward reach $1.34, $2.80, $4.45 and $6.15. The restricted shares awarded to Mr. Main on March 16, 2010 and March 20, 2012 vest over a four-year period, with 25% of the shares vesting on or about the first anniversary of the date of the award and an additional 25% vesting on or about each of the next three subsequent anniversary dates of the date of the award. The restricted shares awarded to Mr. Main on March 19, 2013 vest based on attainment of diluted earnings per share cumulative totals. Vesting occurs, in 25% increments, when cumulative diluted earnings per share from January 1, 2013 forward reached $1.34, $2.80, $4.45 and $6.15. The restricted shares awarded to Messrs. Irish and Marcotte on March 16, 2010, March 15, 2011 and March 20, 2012 vest over a four-year period, with 25% of the shares vesting on or about the first anniversary of the date of the award and an additional 25% vesting on or about each of the next three subsequent anniversary dates of the date of the award. The restricted shares awarded to Messrs. Irish and Marcotte on March 19, 2013 vest based on attainment of diluted earnings per share cumulative totals. Vesting occurs, in 25% increments, when cumulative diluted earnings per share from January 1, 2013 forward reach $1.34, $2.80, $4.45 and $6.15.

(3)
The market value of the shares subject to restricted stock awards that have not vested is based upon the value of the Common Stock on December 31, 2013, the last business day of the Company's last completed fiscal year. The closing market price of the stock on the NASDAQ Global Market on December 31, 2013 was $21.17.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

The Company and the Bank are parties to employment agreements with Messrs. Duncan, Main and Clancy and change in control/noncompetition agreements with Messrs. Irish and Marcotte. The Bank is also a party to salary continuation agreements with Messrs. Duncan and Main and supplemental life insurance agreements with Messrs. Duncan, Main, Clancy, Irish and Marcotte.

Each of the employment agreements with Messrs. Duncan, Main and Clancy is for a fixed term of years (three years for Mr. Duncan and two years for each of Messrs. Main and Clancy), subject to an automatic “rolling” renewal each year, unless either the Company or the executive provides a notice of non-renewal, in which case the agreement will expire at the end of the then-current term. Each of Messrs. Duncan, Main and Clancy is guaranteed a minimum base salary under the terms of his employment agreement: $203,900 for Mr. Duncan; $193,920 for Mr. Main; and $350,000 for Mr. Clancy. These amounts from time to time, at least annually, shall be reviewed for increases by the Board.

The amount of severance payments and benefits, if any, which may be due to any of the Named Executive Officers under any of the agreements referenced above following any form of termination of the executive is summarized generally below and is further quantified in the table at page 34 of this Proxy Statement.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the executive dies, his beneficiary will be paid a lump sum equal to one-half of his then-current annual base salary and his spouse and any other eligible dependents will continue to receive health and welfare benefits at no cost, subject to limitations described in the agreement; provided, however, that if the executive dies either within one year before or two years after the occurrence of a change in control of the Company (as defined in the agreement), then, in addition to such continuing health and welfare benefits, the executive's beneficiary will be paid a lump sum equal to three times, in the case of Mr. Duncan, and two times, in the case of either Mr. Main or Mr. Clancy, the executive's previous highest annual compensation (as defined in the agreement to include the sum of the executive's highest annual base salary and highest annual cash bonus paid at any time prior to the date of termination since January 1, 2004) (such lump sum payment being referred to herein as the “Lump Sum Payment”), subject to reduction for any prior lump sum payment that may have been paid following the death of the executive.

In addition to the foregoing death benefits payable to Messrs. Duncan, Main and Clancy under their employment agreements, the beneficiaries of each of the Named Executive Officers will also be paid the death benefits provided under the executive's supplemental life insurance agreement, the amounts of which are included in footnote 3 to the table at page 34 below.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the executive is terminated at any time as a result of his long-term disability (as defined in the agreement), then for the remaining term of the agreement the executive will be paid an annual amount equal to 75% of his previous highest annual compensation, subject to reduction for any payments received by the executive during this payment period under any group long-term disability plan that may be maintained by the Company, and will be entitled to receive continuing health and welfare benefits on the same terms as were available to the executive as an employee.
Under the employment agreements with Messrs. Duncan, Main and Clancy, if the executive retires on or after his specified retirement age (65 for Mr. Duncan, 63 for Mr. Main and 62 for Mr. Clancy), then the executive is entitled to receive continuing health and welfare benefits for twelve months on the same terms as were available to him as an employee, and, in addition, if the executive retires either within one year before or one year after the occurrence of a change in control, then the executive will be paid the Lump Sum Payment.
In addition to the retirement rights provided to Messrs. Duncan and Main under their employment agreements, the salary continuation agreements referenced above also provide additional annual compensation benefits payable to Messrs. Duncan and Main which vest over time, subject to acceleration upon a change in control (as defined in the agreement), and become payable to the executive over a 20-year period upon his reaching a specified age (68 for Mr. Duncan, which he reached on June 8, 2008, and 63 for Mr. Main, which he reached on April 3, 2010), whether or not the executive has retired or remains employed with the Company at such time. The annual amounts payable to each of Messrs. Duncan and Main under their salary continuation agreements are $149,500 and $95,300, respectively.
Under the employment agreements with Messrs. Duncan, Main and Clancy, if the Company (including any successor) terminates the executive at any time for cause, whether before or after the occurrence of a change in control, then the executive will not be entitled to receive any severance payments or benefits. However, if the Company (including any successor) terminates the executive at any time without cause, whether before or after the occurrence of a change in control, then the executive will be paid the Lump Sum Payment and will be entitled to receive continuing health benefits for 18 months at no cost to the executive.
Under the employment agreements with Messrs. Duncan, Main and Clancy, if the executive chooses to terminate his employment at any time for good reason (as defined in the agreement to include, among several other reasons, a material reduction in the executive's base salary or his authority, duties or responsibilities), whether before or after the occurrence of a change in control, then the executive will be paid the Lump Sum Payment and will be entitled to receive continuing health benefits for 18 months at no cost to the executive. If the executive chooses to terminate his employment at any time without good reason, then he will not be entitled to receive any severance payments or benefits, unless the executive chooses to terminate his employment without good reason either within one year before or one year after the occurrence of a change in control, in which case the executive will be paid the Lump Sum Payment.
Each of the employment agreements with Messrs. Duncan, Main and Clancy also provides that the parties may agree at any time to enter into a modified employment arrangement for the remaining term of the agreement. Under the terms of such arrangement, in exchange for the executive continuing to work at a level of at least 50% of the level worked during the preceding three years, the Company will pay the executive an annual salary equal to 50% of his previous highest annual compensation and will continue to provide the executive with full benefits.
Under each of the employment agreements with Messrs. Duncan, Main and Clancy, the executive is subject to confidentiality, non-compete and non-solicitation restrictions for up to two years after the termination of his employment for any reason if the termination occurs before a change in control. The non-compete restrictions do not apply following any termination of the executive's employment that occurs after a change in control, and any non-compete restrictions that may be in effect at the time of a change in control automatically expire upon such change in control. If the executive breaches any applicable confidentiality, non-compete or non-solicitation covenants, then the Company may enforce a right to recoup any prior severance payments made to the executive.
Under the terms of the change in control/noncompetition agreement with Messrs. Irish and Marcotte, the executive will be paid a lump sum equal to 1.5 times his previous highest annual compensation (as defined in the agreement to include the sum of the executive's highest annual base salary and highest annual cash bonus paid within the most recent three years prior to the date of termination), together with certain other specified payments and benefits, including continuation of health and welfare benefits for 18 months on the same terms as were available to the executive as of the date of termination or, if more favorable, as of the date of the change in control, if the executive's employment is terminated for any reason, whether at the initiative of the Company or of the executive and whether or not for cause, within two years after the date of a change in control of the Company. If Mr. Irish's or Mr. Marcotte's employment is terminated for any reason within one year prior to the occurrence of a change in control, other than for cause, then he is entitled to receive all of the payments and benefits that he would have been entitled to receive if such termination had occurred within two years after the date of such change in control.
Messrs. Irish and Marcotte are also subject to confidentiality, non-compete and non-solicitation restrictions for one year following a termination of employment for any reason prior to a change in control (and assuming a change in control does not occur within this one-year period). If Mr. Irish's or Mr. Marcotte's termination in the absence of any change in control is initiated by the Company for any reason other than for cause, then he will be paid a lump sum equal to 75% of the sum of his then-current annual base salary and the amount of any annual incentive or other bonus paid to him with respect to the most recently completed fiscal year prior to the date of termination, subject to recoupment by the Company if he breaches any of the applicable confidentiality, non-compete and non-solicitation covenants.
The following table summarizes the estimated cost of executive benefits that would be incurred by the Company, as of December 31, 2013, under the various termination scenarios referenced in the table for each of the named executive officers. The estimates shown below factor in base salary and incentive compensation payments, the value realized from accelerated vesting of stock options and restricted stock, the value realized from accelerated vesting of supplemental retirement benefits and other benefits and payments to be paid to the named executive officers under the terms of any agreement or plan that is not generally available to all employees. The following calculations were made without giving consideration to any possible “cutback” or other reduction of payments or benefits that could be required under an executive's employment or other contract:

Name	Change in Control (1)	Voluntary Termination (Includes Early Retirement) (2)	Involuntary Not for Cause Termination by Company or, if Applicable, Good Reason Termination by Employee	For Cause Termination	Normal Retirement (2)	Death (2)(3)	Disability
George L. Duncan (4)	$1,999,843	$—	$1,538,901	$—	$15,700	$1,814,450	$877,118
John P. Clancy, Jr.	$1,838,952	$—	$1,176,446	$—	$15,700	$623,623	$554,094
Richard W. Main (4)	$1,059,192	$—	$766,855	$—	$14,333	$1,032,947	$363,875
Stephen J. Irish	$662,696	$—	$191,378	$—	$—	$154,077	$—
James A. Marcotte	$680,241	$—	$187,265	$—	$—	$170,500	$—

(1)
With respect to each of Messrs. Duncan, Clancy, Main, Irish and Marcotte the amount shown includes the amount payable, including the estimated expense of continuing benefits, under various termination scenarios either preceding or following a change in control under the executive's employment agreement or, in the case of Messrs. Irish and Marcotte, their change in control/noncompetition agreement, which are described in further detail under the heading “Agreements With Named Executive Officers at pages 31-33 above.

The amounts shown also include the present value attributable to accelerated vesting of death benefit payable under the Bank's executive supplemental life insurance plan, which is $56,131 for Mr. Clancy, $52,671 for Mr. Irish and $52,867 for Mr. Marcotte, and the value attributable to the accelerated vesting of outstanding stock options and unvested restricted stock, which is $460,942 for Mr. Duncan, $606,374 for Mr. Clancy, $292,337 for Mr. Main, $216,598 for Mr. Irish and $216,598 for Mr. Marcotte. The value of any outstanding stock options and unvested restricted stock is based upon the value of the Common Stock on December 31, 2013, which equals the closing market price of the stock on the NASDAQ Global Market on that date.

(2)
With respect to each of Messrs. Duncan, Clancy, Main, Irish and Marcotte assumes that termination has not occurred within the time periods before or after a change in control specified in his employment agreement or change in control/noncompetition agreement as applicable.

(3)
Includes amounts payable under supplemental life insurance benefits, which equal the following amounts for each of the executives: $1,556,056 for Mr. Duncan; $190,080 for Mr. Clancy; $791,496 for Mr. Main; and the entire amount shown in the table for Messrs. Irish and Marcotte.

(4)
In addition to the amounts payable to Messrs. Duncan and Main under the various scenarios shown in the table above, each of the executives has a fully vested right to receive annual amounts payable over a twenty-year period under the executive's salary continuation agreement.  These annual amounts, payable in monthly installments, are paid to the executive regardless of his employment status, unless the executive is terminated for cause, in which case he would forfeit his right to receive any further payments following the date of termination.  In 2013, both Messrs. Duncan and Main were eligible to receive payments under their salary continuation agreements, and each received the full annual amount to which he is entitled, detailed in the table below.

The following table sets forth additional information concerning the supplemental retirement benefits as of December 31, 2013 which are provided to Messrs. Duncan and Main:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
George L. Duncan	Supplemental Employee Retirement Plan	25	$1,522,069	$149,500
Richard W. Main	Supplemental Employee Retirement Plan	25	$1,051,455	$95,300

(1)
The present value of accumulated benefit was valued at the established present value of the payments to be received by the executives upon reaching the specified ages noted above at a discount rate of 5.00%. The annual benefit will be payable in twelve monthly installments.

DIRECTOR NOMINATIONS AND STOCKHOLDER COMMUNICATIONS
Proposed director nominees are recommended to the Board of Directors for its approval by the Company's Corporate Governance/Nominating Committee. The CGNC is comprised of five independent Directors. In determining the independence of the CGNC members, the Board of Directors has used the definition of independence contained in Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market and has applied this definition consistently to all members of the CGNC.

A copy of the CGNC's Charter and the Company's Corporate Governance Guidelines can be found on the Company's website (www.enterprisebanking.com/investor-relations.html). The Charter and Guidelines outline director qualifications, appointment to and removal from the Board of Directors and its various committees, structure and operations of the Board of Directors and its various committees and the CGNC's reporting function to the Board of Directors.

In evaluating candidates, the CGNC considers independence, experience relevant to the needs of the Company, leadership qualities and the ability to represent the broad interests of stockholders. In selecting new Directors, consideration is given to both the personal qualities and abilities of individual candidates and the existing collective skills and aptitudes of the Board of Directors as a whole.

Although it does not have a formal diversity policy, in addition to the criteria described above, the Board and the CGNC also consider professional, personal and geographic diversity in their review of candidates. Overall, candidates are selected based on a review of qualifications that are considered in the best interest of the stockholders.

Nominees for election to the Board of Directors may be identified and submitted to the CGNC for its consideration by Directors, stockholders and/or management. The CGNC may also retain a professional search firm to assist with the identification of qualified candidates.

The Chairman of the CGNC and the Chairman of the Board of Directors shall extend an invitation to join the Board of Directors, subject to election by the Company's stockholders, to those nominees who are recommended by the CGNC and approved by the Board of Directors. The Board of Directors also retains the right, as outlined in the Company's By-Laws, to appoint Directors as needed throughout the year.

Directors are required to attend the Company's annual meeting. Absences will be allowed for serious personal or business obligations that cannot be rescheduled. All of the Company's Directors attended the 2013 annual meeting except for Mr. Koutsos who did not join the Board of Directors until September 2013.

Stockholders may submit nominations for candidates for election to the Board of Directors in accordance with the applicable requirements contained in the Company's By-Laws to the attention of the Company's Secretary at the Company's principal office located at 222 Merrimack Street, Lowell, Massachusetts 01852. Stockholders may also communicate directly with members of the Board of Directors by sending such communications to a specified director or group of Directors or to the Board of Directors in its entirety, addressed c/o the Secretary of the Company at the Company's principal office at the foregoing address.

AUDIT COMMITTEE REPORT
The Audit Committee of the Company's Board of Directors (the “Audit Committee”) is comprised of six independent Directors and operates under a written charter. A copy of the Audit Committee's Charter can be found on the Company's website (www.enterprisebanking.com). The Audit Committee reviews and reassesses the adequacy of the Audit Committee charter on an annual basis. The Board of Directors has determined that Carol Reid, who is one of these six independent Directors, qualifies to serve as an Audit Committee Financial Expert (as such term is defined under applicable SEC rules). The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee held eight meetings in 2013 and met in executive session at six meetings. The Audit Committee also held four executive sessions and two private sessions with the Company's independent registered public accounting firm in 2013, at which time discussions of financial management, accounting, financial reporting and internal controls took place.
In determining the independence of the Audit Committee members, the Board of Directors has used, as required for a company with shares listed on the NASDAQ Global Market, the definition of independence contained in Section 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market as well as the additional independence requirements contained in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3(b)(1) of the Commission, and has applied such definition and additional criteria consistently to all members of the Audit Committee.
Management is responsible for the Company's internal controls, the financial reporting process and compliance by the Company with legal and regulatory requirements. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for auditing whether the Company maintained, in all material respects, effective internal controls over financial reporting and for issuing reports thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee's responsibilities also include resolving any disagreements that may arise between management and the Company's independent registered public accounting firm. In addition, the Audit Committee is responsible for the oversight of financial reporting, the oversight of compliance by the Company with legal and regulatory requirements, and establishing procedures for the receipt, retention and treatment of any complaints that may be received by the Company regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by employees of the Company of any concerns that may arise regarding questionable accounting or auditing matters.
The Audit Committee has met and held discussions with management and the Company's independent registered public accounting firm. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company's independent registered public accounting firm. The Audit Committee has discussed with the

Company's independent registered public accounting firm the matters required to be discussed under the professional standards of the AICPA and Public Company Accounting Oversight Board.

The Company's independent registered public accounting firm has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the Company's independent registered public accounting firm that firm's independence.

Based upon the Audit Committee's discussions with management and the Company's independent registered public accounting firm, and the Audit Committee's review of the representation of management and the reports of the Company's independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC.

Carol L. Reid (Chairperson)
Carole A. Cowan
Lucy A. Flynn
John P. Harrington
Gino J. Baroni
Jacqueline F. Moloney

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Audit Committee reviews disclosures made in this Proxy Statement and all other reports and filings of the Company required under the federal securities laws regarding all related-party transactions that are required to be disclosed under the requirements of Item 404 of the SEC's Regulation S-K.  The Company's Code of Business Conduct and Ethics, which can be found on the Company's website (www.enterprisebanking.com), provides procedures for the Board of Directors' review and approval of transactions involving the Company and related parties. Any transactions involving the Company (including any subsidiaries) and members of the Board of Directors, officers holding a title of senior vice president or above or any family members or affiliated entities of any such Directors or officers must be conducted on an arms-length basis and any consideration paid or received by the Company in connection with any such transaction shall be on terms no less favorable to the Company than terms that would be available under the same or similar circumstances with an unaffiliated third party. With respect to any such transaction, the Director's or officer's interest is disclosed to the Board of Directors prior to any action being taken by the Board to approve the transaction.

Certain Directors and executive officers of the Company are also customers of the Bank and have entered into loan, trust and brokerage and deposit transactions with the Bank in the ordinary course of business. In addition, certain Directors are also directors, trustees, officers or stockholders of corporations and non-profit entities or members of partnerships that are customers of the Bank and that enter into loan and other transactions with the Bank in the ordinary course of business. Such loan transactions with Directors and executive officers of the Bank and with such corporations, non-profit entities and partnerships are on such terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with persons who are not affiliated with the Bank and do not involve more than a normal risk of collectability or present other features unfavorable to the Bank.

SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth stock ownership information with respect to Directors, Named Executive Officers, all Directors and executive officers as a group and all other persons known to the Company who are the beneficial owners of more than 5% of the Common Stock. All such information is as of March 3, 2014. This information includes the total number of shares of the Common Stock known by the Company to be beneficially owned by each such person and group and the percentage of the Common Stock each such person and group beneficially owns. All shares are owned of record and beneficially, and each person and group identified has sole voting and investment power with respect to such shares, except as otherwise noted.

Directors	Shares of Common Stock Beneficially Owned (1)(2)	Percent of Total Common Stock (3)
Gino J. Baroni	3,138	*
John P. Clancy, Jr. (4)	152,398	1.51%
John R. Clementi (5)	128,924	1.28%
James F. Conway III	24,185	*
Carole A. Cowan	13,810	*
Normand E. Deschene	2,303	*
George L. Duncan (6)	444,278	4.41%
Lucy A. Flynn (7)	10,079	*
John T. Grady, Jr.	739	*
Eric W. Hanson (8)	416,024	4.15%
John P. Harrington (9)	21,445	*
John A. Koutsos	11,000	*
Arnold S. Lerner (10) 155 Pine Hill Road Hollis, NH 03049	523,197	5.21%
Richard W. Main (11)	251,221	2.50%
Jacqueline F. Moloney (12)	8,002	*
Michael T. Putziger (13)	134,557	1.34%
Carol L. Reid	21,831	*
Michael A. Spinelli	281,088	2.80%

Other Named Executive Officers
Stephen J. Irish (14)	53,586	*
James A. Marcotte (15)	36,043	*
All Directors and Executive Officers as a Group (25 Persons)	2,768,908	27.19%

Other 5% Stockholders
Ronald M. Ansin 132 Littleton Road Harvard, MA 01451	766,412	7.64%
*    Named individual beneficially owns less than 1% of total Common Stock.

(1)	The information as to the Common Stock beneficially owned has been furnished by each such stockholder.

(2)
Includes shares subject to options exercisable within sixty days as follows: Mr. Clancy, 32,000; Mr. Duncan, 38,750; Mr. Main, 22,500; Mr. Irish, 9,875; Mr. Marcotte, 7,625; and all Directors and executive officers as a group, 148,075.

(3)
The percentage ownership interest of each Director, named executive officer and all Directors and executive officers as a group is calculated on the basis of 10,036,489 shares outstanding as of the Record Date plus, in each such calculation, the number of shares that may be purchased pursuant to vested options held by the individual director or named executive officer or all Directors and executive officers as a group, as the case may be.

(4)	Includes 98,078 shares owned jointly with Mr. Clancy's wife.

(5)	Includes 128,485 shares held by Mr. Clementi through trusts.

(6)	Includes 18,445 shares owned by Mr. Duncan's wife.

(7)	Includes 1,000 shares owned by Ms. Flynn's husband.

(8)	Includes 100,000 shares owned by Mr. Hanson that are pledged as collateral.

(9)	Includes 4,644 shares owned by Mr. Harrington's wife.

(10)	Includes 218,647 shares owned by Mr. Lerner's wife, for which Mr. Lerner disclaims beneficial ownership; and 13,033 shares owned by a trust for the Lerner Family.

(11)	Includes 174,749 shares held by Mr. Main through trusts, of which 36,000 shares are pledged as collateral..

(12)	Includes 6,876 shares owned jointly with Dr. Moloney's husband.

(13)	Includes 25,251 shares owned by trusts for which Mr. Putziger is the trustee.

(14)	Includes 27,877 shares held by Mr. Irish through trusts, of which 20,000 shares are pledged as collateral; and 408 shares owned by Mr. Irish's minor grandchildren for whom Mr. Irish acts as custodian.

(15)	Includes 19,187 shares owned jointly with Mr. Marcotte's wife.

STOCKHOLDER PROPOSALS
A stockholder proposal for business to be brought before the 2015 annual meeting of stockholders will be acted upon only in the following circumstances:

•
if the proposal is to be included in next year's proxy statement, pursuant to Rule 14a-8 under the Exchange Act, the proposal (meeting all the requirements set forth in the SEC's rules and regulations) is received by our corporate secretary no earlier than January 6, 2015 and no later than February 5, 2015; or

•
if the proposal relates to the nomination of a person to serve as a Director of the Company, pursuant to our By-Laws, a written proposal (meeting all other requirements set forth in our amended and restated by-laws) must be received by our corporate secretary not less than one hundred twenty (120) days and not more than one hundred fifty (150) days prior to the anniversary of the 2014 annual meeting (unless the date of the Annual Meeting is advanced more than 30 calendar days prior to the first anniversary of the Annual Meeting or delayed more than 60 calendar days after such anniversary, in which case our By-Laws prescribe an alternate deadline).

Proposals should be sent to Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Corporate Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that the Company's Directors and executive officers and any other persons who own more than 10% of the outstanding shares of the Common Stock file with the SEC initial reports of ownership and subsequent reports of changes of ownership with respect to their beneficial ownership of the Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports that they may be required to file.
To the Company's knowledge, all reports under Section 16(a) of the Exchange Act that any of its Directors or executive officers has been required to file during the year ended December 31, 2013 and through March 3, 2014 have been filed on a timely basis.

OTHER MATTERS
Shares represented by proxies in the enclosed form that are properly executed and delivered and proxies that are properly delivered electronically or by telephone will be voted as stockholders direct. Properly delivered proxies that contain no directions to the contrary will be voted (1) FOR the election of John R. Clementi, Carole A. Cowan, Normand E. Deschene, John A. Koutsos, Arnold S. Lerner and Richard W. Main, the six nominees of the Board of Directors, as Directors of the Company; (2) FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014; (3) FOR the approval of the Company’s compensation of the Named Executive Officers as disclosed in this Proxy Statement; and (4) FOR the Company’s submitting to stockholders the required advisory vote on executive compensation once every three years. At the time of preparation of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. As stated in the accompanying proxy card, if any other business should properly come before the Annual Meeting, the proxies named therein have discretionary authority to vote the shares according to their best judgment.

ANNUAL REPORT ON FORM 10-K
The Company's Annual Report on Form 10-K (without exhibits) is included with the Company's Annual Report to Stockholders, and is being furnished to stockholders of record together with this Proxy Statement. Requests for additional copies may be directed to: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Michael A Spinelli, Secretary.

ADDITIONAL COPIES OF ANNUAL REPORT AND PROXY STATEMENT
AVAILABLE TO STOCKHOLDERS SHARING COMMON MAILING ADDRESS
Unless the Company has received instructions to the contrary, two or more stockholders of record who share a common mailing address may receive one Annual Report to Stockholders and one copy of this Proxy Statement, together with a separate proxy card for each such stockholder, in a single package addressed to such stockholders. Any stockholder of record who shares a common mailing address with one or more other stockholders of record and has received a single Annual Report to Stockholders and Proxy Statement as provided herein, may request a separate Annual Report to Stockholders and Proxy Statement either by directing such request in writing to the Secretary of the Company at the address given in the preceding paragraph or by making such request by phone, directed to Jim Marcotte at (978) 656-5614. If you are a stockholder of record who shares a common mailing address with one or more other stockholders of record, you may ensure future delivery of the desired number of Annual Reports to Stockholders and Proxy Statements (whether a single copy or multiple copies) by requesting such either in writing or by phone in accordance with the foregoing instructions.
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE EITHER DELIVER YOUR PROXY ELECTRONICALLY OR BY PHONE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

March 31, 2014

Enterprise

Bancorp, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 6, 2014.

Vote by Internet

- Go to **www.envisionreports.com/ebtc**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 - John R. Clementi	☐	☐	02 - Carole A. Cowan	☐	☐	03 - Normand E. Deschene	☐	☐
04 - John A. Koutsos	☐	☐	05 - Arnold S. Lerner	☐	☐	06 - Richard W. Main	☐	☐

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B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Enterprise
Bancorp, Inc.

Proxy — Enterprise Bancorp, Inc.

This proxy is solicited on behalf of the Board of Directors of Enterprise Bancorp, Inc. Each of the proposals contained in this proxy has been proposed by our Board of Directors. The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. This proxy, when properly executed on the reverse side, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy, if otherwise properly executed, will be voted FOR all the nominees listed and FOR Proposals 2 and 3.

The undersigned, a stockholder of Enterprise Bancorp, Inc. (the "Company"), revoking all prior proxies, hereby appoint(s) Michael A. Spinelli and Arnold S. Lerner, and each of them with full power of substitution, the attorneys, agents and proxies of the undersigned to represent and vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company and any adjournments or postponements thereof, to be held at the Vesper Country Club, 185 Pawtucket Boulevard, Tyngsborough, Massachusetts, on May 6, 2014, at 4:00 P.M. as specified herein as to each of the proposals.

Please mark, date and sign exactly as your name appears on the reverse side and return in the enclosed envelope.